SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): March 22, 2016

LEGACYXCHANGE, INC.

(Exact Name Of Registrant As Specified In Charter)

Nevada	333-148925	20-8628868
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

301 Yamato Road

Boca Raton, Florida 33431

(Current Address of Principal Executive Offices)

Phone number: (800) 630-4190

(Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

LegacyXchange, Inc. is referred to herein as “we”, “our” or “us”.

SECTION 3 – Securities and Trading Markets

ITEM 3.02.   Unregistered Sales of Equity Securities

On March 22, 2016, we issued 15,590,603 restricted common stock shares (the “Shares”) to the following persons and a company: (a) 2,000,000 shares to Frederick M. Lehrer, our corporate and securities counsel, Frederick M. Lehrer; (b) 8,500,000 shares to our Chief Executive Officer/Chairman, William P. Bollander; (c) 2,000,000 shares to Christopher Jarvis, our Director; (d) 1,000,000 shares to David F. Milledge, a consultant; (e) 250,000 shares to Peter Kelly, a consultant, (g) 1,174,603 shares to CFO Oncal, a consultant; and (g) 666,000 shares to Matt Mulligan, a shareholder. We issued the Shares for past services provided to us. The total shares issued on the March 22, 2016 issuance date constituted 24.9% of our then 62,570,659 outstanding shares (included in such total outstanding shares are the 15,590,603 shares issued on March 22, 2016). We relied upon Section 4(2) of the Securities Act of 1933, as amended, for the above issuances.

Item 9.01   Financial Statement and Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LegacyXchange, Inc.

Dated: April 15, 2016	By:	/s/ William Bollander
William Bollander
Chief Executive Officer

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